EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement on Form SB-2 Amendment No. 3 of our report dated February 5, 1999 (with respect to Note N, April 13, 1999 and Note O, June 17, 1999) on our audit of the financial statements of GlobalNet Financial.com, Inc., (formerly Microcap Financial Services.com, Inc.) as of December 31, 1998 and for the years ended December 31, 1998 and 1997. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

Richard A. Eisner & Company, LLP

New York, New York
July 13, 1999